Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated February 17, 2016, relating to the financial statements of Janus Small Cap Growth Alpha ETF and Janus Small/Mid Cap Growth Alpha ETF (the two funds constituting Janus Detroit Street Trust), which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 17, 2016